                                                                                EXHIBIT 99.1

NEWS RELEASE
----------------------------------------------------------------------------------------------
                                                        CONTACT:      Hugh Aiken
                                                                      Kevin McDermed
                                                                      913 367 2121
                                                                      NYSE: FDY

                        ATCHISON CASTING CORPORATION SUBSIDIARY
                           COMPLETES NEW FINANCING AGREEMENT

        Atchison, Kansas - September 18, 2001 - Atchison Casting Corporation (NYSE:"FDY")
today announced that its 95% owned U.K. subsidiary, Atchison Casting UK Limited ("ACUK"), entered a new financing agreement.  ACUK is the parent of Sheffield Forgemasters Group
Limited ("Sheffield"), the parent company of the Company's UK operations.

        At July 31, 2001, the Company's backlog stood at a record high of approximately
$211.0 million.  Primarily due to expenses associated with the industrial accident at Jahn
Foundry in 1999 (including the dispute over insurance coverage), three plant closures, the investigation of accounting irregularities at the Pennsylvania Foundry Group, various attempts to refinance its bank credit facility and high natural gas rates last winter, the
Company's current credit facility does not provide enough availability to fund the necessary growth to meet the backlog.  To provide additional working capital to fund future growth,
ACUK entered a new, three year, 25 million British pound facility with Burdale Financial
Limited, an affiliate of Congress Financial Corporation.  The purpose of this credit facility is to fund working capital requirements at Sheffield, as well as the Company's subsidiary in France, Fonderie d'Autun, provide security for Sheffield's foreign currency exchange contract and performance bond commitments and provide for additional working capital funds in North America.  This facility will be secured by substantially all of
Sheffield's assets in the U.K.

        "We are very pleased to enter into this relationship with Burdale Financial Limited and Congress Financial Corporation," said Hugh H. Aiken, CEO.  "This agreement will help meet our working capital requirements at our operations in both the UK and France, and is expected to provide additional working capital for our North American operations. We are trying to negotiate a one-year extension to the Company's U.S. credit line.  An extension would allow us the time needed to attempt to negotiate a new, long-term banking arrangement," concluded Mr. Aiken.  The Company had previously entered a Forbearance
Agreement with the lenders under its bank credit facility, which has now been extended to
October 12, 2001.  No assurance can be given that the Company's lenders will grant another extension.

        ACC produces iron, steel and non-ferrous castings for a wide variety of equipment, capital goods and consumer markets.

                                 ATCHISON CASTING CORPORATION
    400 SOUTH FOURTH STREET o P.O. BOX 188 o ATCHISON, KANSAS 66002-0188 o (913) 367-2121 o FAX
                                          (913) 367-2155

        This press release contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from the expected results because of a variety of factors, including business conditions and the state of the general economy, particularly the capital goods industry, the strength of the U.S. dollar,
British pound sterling and the Euro, interest rates, the Company's ability to renegotiate or refinance its lending arrangements, utility rates, the availability of labor, the successful conclusion of union contract negotiations, the results of any litigation arising out of the accident at Jahn Foundry, results of any litigation or regulatory proceedings arising from the accounting irregularities at the Pennsylvania Foundry Group, the competitive environment in the casting industry and changes in laws and regulations that govern the Company's business, particularly environmental regulations.

                                 ATCHISON CASTING CORPORATION
    400 SOUTH FOURTH STREET o P.O. BOX 188 o ATCHISON, KANSAS 66002-0188 o (913) 367-2121 o FAX
                                          (913) 367-2155